UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

FIRST TRINITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E. 63rd Place, Suite 230
Tulsa, Oklahoma 74133-1246
(Address of principal executive offices) (Zip Code)

(918) 249-2438
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Share Acquisition Agreement

On February 23, 2024, the Board of Directors of First Trinity Financial Corporation (the “Company”) unanimously voted to terminate the Share Acquisition Agreement dated April 24, 2023 (the “Agreement”) among the Company, MTCP LLC, a Florida limited liability company (the “Buyer”) and Brickell L&A Holdings LLC, a Delaware limited liability company wholly owned by the Buyer, pursuant to provisions of an amendment to the Agreement giving the Company the right to terminate the Agreement. The Company gave notice of the termination on February 26, 2024.

Consummation of the Agreement and the other related matters contemplated therein was subject to certain conditions, including, but not limited to, (i) the affirmative vote of the holders of a majority of all outstanding shares of Company Class A Common Stock and Company Class B Common Stock each voting as a separate class; (ii)  the receipt of certain consents, approvals, non-approvals and other authorizations of certain governmental bodies applicable to the transaction; and (iii) the absence of any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transaction.

The Company is in the process of completing its Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy statement for its May, 2024 Annual Meeting of Shareholders. Gregg E. Zahn, President and Chief Executive Officer of the Company, will inform shareholders of the Company’s activities and progress in 2023 and its plans for 2024, particularly with respect to monetizing shareholder value of the Company.

Item 5.08	Shareholder Director Nominations.

In connection with the Annual Meeting referenced above anticipated to be held in May 2024, the Company anticipates mailing its proxy statement on or about April 1, 2024. Therefore shareholder proposals and shareholder director nominations should be received no later than March 27, 2024. You must submit your proposal or nominations in writing to the Secretary of the Company at 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133-1246 to be considered for inclusion in the Company’s proxy statement. In addition to complying with this deadline, shareholder proposals and nominations intended to be included in the Company’s proxy statement for its 2024 annual meeting must also comply with the Company’s bylaws and all applicable rules and regulations of the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document

99.1	Termination Letter dated February 26, 2024 regarding Share Acquisition Agreement dated as of April 24, 2023 by and among First Trinity Financial Corporation, MTCP LLC and Brickell L&A Holdings LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TRINITY FINANCIAL CORPORATION

Date: February 28, 2024	By:	/s/ Michael McArthur
	Name:	Michael McArthur
	Title:	Controller and Vice President

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